Exhibit 20.1

ARRAN  FUNDING  LIMITED - SERIES 05-A

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                   ARRAN2005

Arran Funding Limited - Series:            05-A

ABS - Credit Card - Bank, Closing Date:    December 15, 2005

As at:                                          March 15, 2007


                   RATING (S&P/Moodys/Fitch)      POOLFACTOR        PAY                        COUPON
TRANCHE    CURRENCY   ORIGINAL      CURRENT     ORIGINAL  CURRENT  FREQUENCY            BASIS            CURRENT
----------------------------------------------------------------------------------------------------------------
Class A      USD   AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Monthly       1 Mth LIBOR + 0.02%   5.34000%
Class B      USD     A/A1/A          A/A1/A       100%      100%    Monthly       1 Mth LIBOR + 0.18%   5.50000%
Class C      USD   BBB/Baa2/NR    BBB/Baa2/NR     100%      100%    Monthly       1 Mth LIBOR + 0.32%   5.64000%

           Scheduled start of Controlled Accumulation Period:     1 June, 2007
           Expected maturity:                                     15 December, 2008
           Legal final maturity:                                  15 December, 2010
           Structure:                                             Sr/sub Seq Pay
           Tax Election:                                          Debt
           Amort. Type:                                           Soft Bullet
           Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
           Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
           Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
           Trustee:                                               Bank of New York (The)
           Underwriter:                                           The Royal Bank of Scotland plc

           New Issuance during period                             On 1 February 2007 the Issuer issued EUR 51,200,000 Series
                                                                  2007-A Class A2 Asset Backed Floating Rate Notes due 2014 and
                                                                  GBP 24,000,000 Series 2007-A Class A3 Asset Backed Floating Rate
                                                                  Notes due 2014

Pool Performance

Month end       Gross      Expense   Gross Charge     Excess        Excess          Transferor Interest
               Yield (%)   Rate (%)   Off Rate (%)   Spread (%)    Spread (%)          %        Min %
                                                                 Roll 1/4 Ave
28 Feb 2007     18.30%      5.86%        6.60%        5.84%          6.11%            37.02%      6%
31 Jan 2007     20.92%      6.23%        7.61%        7.08%          6.13%            39.42%      6%
31 Dec 2006     19.19%      6.43%        7.34%        5.42%          5.80%            41.40%      6%
30 Nov 2006     19.49%      5.97%        7.62%        5.90%          5.43%            40.72%      6%
31 Oct 2006     20.51%      5.76%        8.66%        6.09%          5.27%            41.87%      6%
30 Sep 2006     17.88%      5.90%        7.67%        4.31%          5.32%            38.17%      6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                               (% Pool)
           ------------------------------------------------------------------------------------
Month end           30-59 days     60-89 days        90-179 days     180+ days           Total
---------           ----------     ----------        -----------     ---------           -----
28 Feb 2007            1.23%          0.96%              2.48%           3.79%            8.46%
31 Jan 2007            1.20%          0.96%              2.42%           3.67%            8.25%
31 Dec 2006            1.20%          0.97%              2.36%           3.57%            8.09%
30 Nov 2006            1.24%          0.96%              2.40%           3.56%            8.16%
31 Oct 2006            1.24%          0.95%              2.39%           3.48%            8.05%
30 Sep 2006            1.26%          1.01%              2.43%           3.63%            8.34%

Payment Rate

                    Payments                        Pool balance
               ---------------------------          ------------
Month End      Total ((pound)000)  Rate (%)          (pound)000

28 Feb 2007      1,023,326         21.05%             4,775,517
31 Jan 2007      1,270,169         25.27%             4,861,604
31 Dec 2006      1,103,209         22.21%             5,026,446
30 Nov 2006      1,200,831         23.71%             4,967,182
31 Oct 2006      1,138,033         23.88%             5,063,743
30 Sep 2006      1,033,824         21.48%             4,764,939

Average Actual Balance:                         (pound) 986

Number of Accounts:                               4,843,029

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business